                                                                    EXHIBIT 10.3

                                AMENDMENT TO THE
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                             EQUITY INVESTMENT PLAN

     THIS AMENDMENT to the National Commerce Financial Corporation Equity
Investment Plan, as amended and restated effective January 1, 2002 (the "Plan"), is made on this 31st day of December 2004, on behalf of the Primary Sponsor.

                              W I T N E S S E T H:

     WHEREAS, SunTrust Banks, Inc. ("SunTrust"), as successor in interest to
National Commerce Financial Corporation ("NCF"), became the Primary Sponsor of the Plan on October 1, 2004; and

     WHEREAS, pursuant to Section 13.1 of the Plan, the Plan Sponsor or any
successor through action of its Board or its delegate may modify or amend or terminate the Plan; and

     WHEREAS, the Compensation Committee of the Board is responsible for oversight of the administration and operation of certain employee benefit plans;
and

     WHEREAS, the Compensation Committee has delegated authority to the Human
Resources Director and to the Benefits Plan Committee and the Deferral Committee
to amend, terminate or merge employee benefit plans acquired in connection with a corporate merger or acquisition and the Human Resources Director has deemed it necessary and appropriate to amend the Plan to coordinate the NCF benefits with the benefits provided by SunTrust.

     NOW, THEREFORE BE IT RESOLVED that the Plan is amended and modified as set forth below, effective as of the close of business on December 31, 2004:

     The following paragraph is added to the end of the Introduction:

          Pursuant to the Agreement and Plan of Merger dated as of May 7, 2004, by and between National Commerce Financial Corporation ("NCF") and
          SunTrust Banks, Inc. ("SunTrust"), NCF was merged into and with
          SunTrust on October 1, 2004. As a result of such merger, SunTrust has succeeded to the responsibilities of NCF and has become the Primary
          Sponsor under the Plan. Accordingly, on and after October 1, 2004, each reference to the Primary Sponsor shall be a reference to
          SunTrust.

          Effective as of the close of business on December 31, 2004, the Plan is frozen as to new Participants and the Plan will not accept any new deferrals from existing Participants nor credit any Matching
          Contributions to Accounts pursuant to Section 3.3 (although the Plan will continue to credit accounts with earnings and losses on amounts deferred prior to January 1, 2005).

     IN WITNESS WHEREOF, the Human Resources Director has executed this
Amendment on this 31st day of December, 2004.

                                              ATTEST

By: /s/ Mary Steele                       By: /s/ Margaret U. Hodson
    ---------------------------               ----------------------------------
Title: Executive VP/HR Director           Title: First V.P and Assistant
                                                 Corporate Secretary

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